Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of Cerevel Therapeutics Holdings, Inc. (“New Cerevel”) as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations of New Cerevel for the year ended December 31, 2019 and for the nine months ended September 30, 2020 present the combination of the financial information of ARYA Sciences Acquisition Corp II (“ARYA”) and Cerevel Therapeutics, Inc. (“Cerevel”) after giving effect to the Business Combination, PIPE Financing and related adjustments described in the accompanying notes. ARYA and Cerevel are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination and the PIPE Financing, are referred to herein as New Cerevel.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give pro forma effect to the Business Combination and PIPE Financing as if they had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination and PIPE Financing as if they were completed on September 30, 2020.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited and unaudited historical financial statements of each of ARYA and Cerevel and the notes thereto, as well as the disclosures contained in the Proxy Statement/Prospectus in the sections titled “ARYA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cerevel’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Cerevel’s financial condition or results of operations would have been had the Business Combination and PIPE Financing occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New Cerevel. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On October 27, 2020, New Cerevel consummated the previously announced Business Combination pursuant to Business Combination Agreement dated July 29, 2020 (as amended on October 2, 2020) between ARYA and Cerevel, under the terms of which, ARYA acquired Cerevel, upon domestication of ARYA, through which a wholly-owned subsidiary of ARYA merged with and into Cerevel, with Cerevel becoming a wholly-owned subsidiary of ARYA, referred to herein as New Cerevel, which became a publicly-listed entity. As a result of the Business Combination, New Cerevel owns, directly or indirectly, all of the issued and outstanding equity interests of Cerevel and its subsidiaries and the Cerevel equityholders hold a portion of the New Cerevel Common Stock.

The following pro forma condensed combined financial statements presented herein reflect the redemption of 245,050 shares of Class A Common Stock by ARYA’s shareholders in conjunction with the shareholder vote on the Business Combination contemplated by the Business Combination Agreement at a meeting held on October 26, 2020.

NEW CEREVEL

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

September 30, 2020

(in thousands)

	ARYA (Historical)	Cerevel (Historical)	Pro Forma Adjustments	Note 3	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$609	$12,808	$414,500	(a),(b)	$427,917
Prepaid expenses and other current assets	340	3,076	—		3,416

Total current assets	949	15,884	414,500		431,333

Property and equipment, net	—	16,620	—		16,620
Operating lease assets	—	24,727	—		24,727
Restricted cash	—	4,200	—		4,200
Marketable securities held in Trust Account	149,571	—	(149,571)	(c)	—
Other long-term assets	—	5,606	(5,052)	(d)	554

Total assets	$150,520	$67,037	$259,877		$477,434

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$152	$4,822	$(152)	(b)	$4,822
Note payable—related party	—	—	—		—
Accrued expenses and other current liabilities	2,545	22,181	(5,083)	(b)	19,643
Operating lease liabilities, current portion	—	2,206	—		2,206

Total current liabilities	2,697	29,209	(5,235)		26,671

Operating lease liabilities, net of current portion	—	29,515	—		29,515
Deferred underwriting commissions	5,233	—	(5,233)	(b)	—
Other long-term liabilities	—	9,060	(8,700)	(e)	360

Total liabilities	7,930	67,784	(19,168)		56,546

Series A convertible common stock	—	9,159	(9,159)	(f)	—

Total convertible common stock	—	9,159	(9,159)		—

Series A-1 convertible preferred stock	—	169,117	(169,117)	(f)	—
Series A-2 convertible preferred stock	—	98,132	(98,132)	(f)	—

Total convertible preferred stock	—	267,249	(267,249)		—

Class A ordinary shares, subject to possible redemption	137,590	—	(137,950)	(f)	—
Preference shares	—	—	—		—
Class A ordinary shares	—	—	—		—
Class B ordinary shares	—	—	—		—
Common stock	—	—	13	(f)	13
Additional paid-in capital	8,124	86,108	692,890	(f)	787,122
Accumulated deficit	(3,124)	(363,263)	140	(f)	(366,247)

Total stockholders’ equity (deficit)	5,000	(277,155)	693,043		420,888

Total liabilities and stockholders’ equity (deficit)	$150,520	$67,037	$259,877		$477,434

NEW CEREVEL

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS FOR THE NINE MONTHS

ENDED SEPTEMBER 30, 2020

(in thousands, except per share amounts)

	ARYA (Historical)	Cerevel (Historical)	Pro Forma Adjustments	Note 3	Pro Forma
Operating expenses:
Research and development	$—	$73,168	$900	(g)	$74,068
General and administrative	3,195	34,052	(5,223)	(g),(h), (i), (j)	32,024

Total operating expenses	3,195	107,220	(4,323)		106,092
Loss from operations	(3,195)	(107,220)	4,323		(106,092)
Other income (expense)
Interest income, net	—	210	—		210
Gain on marketable securities, dividends and interest held in Trust Account	71	—	(71)	(k)	—
Other income (expense), net	—	(11,976)	11,970	(l)	(6)

Loss before income taxes	(3,124)	(118,986)	16,222		(105,888)
Income tax benefit	—	21	—		21

Net loss and comprehensive loss	$(3,124)	$(118,965)	$16,222		$(105,867)

Loss per Share
Weighted average shares outstanding, basic and diluted				(m)	127,124
Basic and diluted net loss per share				(m)	$(0.83)

NEW CEREVEL

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS FOR

THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except per share amounts)

	ARYA (Historical)	Cerevel (Historical)	Pro Forma Adjustments	Note 3	Pro Forma
Operating expenses:
Research and development	$—	$50,294	$1,200	(g)	$51,494
General and administrative	—	33,169	(80)	(g),(h)	33,089

Total operating expenses	—	83,463	1,120		84,583
Loss from operations	—	(83,463)	(1,120)		(84,583)
Other income (expense)
Interest income, net	—	1,552	—		1,552
Other (expense) income, net	—	(46,433)	46,442	(l)	9

Loss before income taxes	—	(128,344)	45,322		(83,022)
Provision for income taxes	—	(45)	—		(45)

Net loss and comprehensive loss	$—	$(128,389)	$45,322		$(83,067)

Loss per Share
Weighted average shares outstanding, basic and diluted				(m)	127,124
Basic and diluted net loss per share				(m)	$(0.65)

Note 1—Description of the Business Combination

On October 27, 2020, New Cerevel consummated the previously announced Business Combination pursuant to Business Combination Agreement dated July 29, 2020 (as amended on October 2, 2020) between ARYA and Cerevel, under the terms of which, ARYA acquired Cerevel, upon domestication of ARYA, through which a wholly-owned subsidiary of ARYA merged with and into Cerevel, with Cerevel becoming a wholly-owned subsidiary of ARYA, referred to herein as New Cerevel, which became a publicly-listed entity. As a result of the Business Combination, New Cerevel owns, directly or indirectly, all of the issued and outstanding equity interests of Cerevel and its subsidiaries and the Cerevel equityholders hold a portion of the New Cerevel Common Stock.

As a result of the Business Combination Agreement, Cerevel equityholders received an aggregate number of shares of New Cerevel Common Stock equal to (i) $780.0 million plus $20.0 million, which reflects the aggregate exercise price of all vested options of Cerevel at the consummation of the Business Combination, divided by (ii) $10.00. In connection with the closing of the Business Combination, certain investors have agreed to subscribe for and purchase an aggregate of $320.0 million of common stock of New Cerevel.

The following summarizes the number of New Cerevel Common Stock outstanding after giving effect to the Business Combination and the PIPE Financing, excluding purchases by Bain Investor, Pfizer or Perceptive PIPE Investor of ARYA shares on the open market and the potential dilutive effect of the exercise or vesting of warrants, stock options and unvested restricted stock units:

	Shares	%
Bain Investor	59,961,943	47.17%
Pfizer	27,349,211	21.51%
ARYA public shareholders	14,704,950	11.57%
Perceptive PIPE Investor and ARYA initial shareholders	7,236,500	5.69%
Other PIPE Investors	17,800,000	14.00%
Other Cerevel Stockholders	71,350	0.06%

Total	127,123,954	100%

Note 2—Basis of Presentation

The historical financial information of ARYA and Cerevel has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination and the PIPE Financing, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and the PIPE Financing and certain other adjustments.

The Business Combination will be accounted for as a reverse recapitalization because Cerevel has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances:

•	The pre-combination equityholders of Cerevel will hold the majority of voting rights in New Cerevel;

•	The pre-combination equityholders of Cerevel will have the right to appoint the majority of the directors on the New Cerevel Board;

•	Senior management of Cerevel will comprise the senior management of New Cerevel; and

•	Operations of Cerevel will comprise the ongoing operations of New Cerevel.

Under the reverse recapitalization model, the Business Combination will be treated as Cerevel issuing equity for the net assets of ARYA, with no goodwill or intangible assets recorded.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

Cerevel modified its existing equity awards such that there will be a change of the probable performance condition at the consummation of the Business Combination. No pro forma adjustments were recorded for the incremental stock compensation expense as the adjustments were immaterial.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given that Cerevel incurred significant losses during the historical periods presented.

Note 3—Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

a)	Cash. Represents the impact of the Business Combination and PIPE Financing on the cash balance of New Cerevel.

The table below represents the sources and uses of funds as it relates to the Business Combination:

(in thousands)

	Note
ARYA cash held in Trust Account	(1)	$149,571
PIPE—Perceptive Shareholders	(2)	30,000
PIPE—Bain Investor	(2)	75,000
PIPE—Pfizer	(2)	12,000
Other PIPE Investors	(2)	178,000
Payment to redeeming ARYA Shareholders	(3)	(2,452)
Payment of deferred underwriting commissions	(4)	(5,233)
Payment of ARYA accrued transaction costs	(5)	(2,697)
Payment of ARYA incremental transaction costs	(5)	(5,441)
Payment of remaining management fees	(6)	(2,984)
Payment of Cerevel accrued transaction costs	(7)	(2,538)
Payment of Cerevel incremental transaction costs	(7)	(8,726)

Excess cash to balance sheet from Business Combination		$414,500

(1)	Represents the amount of the restricted investments and cash held in the trust account upon consummation of the Business Combination at Closing.
(2)

Represents the issuance, in a private placement consummated concurrently with the Closing, to PIPE Investors of 29,500,000 shares of New Cerevel Common Stock at a stock price of $10 per share. The 29,500,000 shares exclude 2,500,000 shares issued in connection with a $25,000,000 pre-funding by Bain Investor pursuant to its Subscription Agreement at a price of $10.00 per share on July 8, 2020.

(3)	Represents the amount paid to ARYA shareholders who exercised their redemption rights.
(4)	Represents payment of deferred IPO underwriting commissions by ARYA (see Note 3(b)(1)).
(5)	Represents payment of ARYA accrued and incremental transaction costs related to the Business Combination (see Note 3(b)(2) and 3(b)(3)).
(6)	Represents payment of remaining management fees under the Management Agreement (see Note 3(b)(4)).
(7)	Represents payment of Cerevel accrued and incremental transaction costs related to the Business Combination (see Note 3(b)(5) and 3(b)(6)).

b)	Business Combination costs.

(1)

Payment of deferred IPO underwriting commissions incurred by ARYA in the amount of $5.2 million (see Note 3(a)(4)). The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in deferred underwriting commission liability.

(2)

Payment of ARYA accrued transaction costs related to the Business Combination in the amount of $2.7 million (see Note 3(a)(5)). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with corresponding decreases in accounts payable and accrued expenses and other current liabilities.

(3)

Payment of ARYA incremental expenses related to the Business Combination incurred through the Business Combination in the amount in the amount of $5.4 million (see Note 3(a)(5)). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital (see Note 3(f)).

(4)

Payment of remaining management fees pursuant to the Management Agreement in the amount of $3.0 million (see Note 3(a)(6)). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding increase in accumulated deficit (see Note 3(f)).

(5)

Payment of Cerevel accrued transaction costs related to the Business Combination in the amount of $2.5 million (see Note 3(a)(7)). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in accrued expenses and other current liabilities.

(6)

Payment of Cerevel incremental expenses related to the Business Combination incurred through the Business Combination in the amount of $8.7 million (see Note 3(a)(7)). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital (see Note 3(f)).

c)	Trust Account. Represents release of the restricted investments and cash held in the ARYA trust account upon consummation of the Business Combination (See Note 3(a)(1)).

d)

Capitalization of Cerevel transaction costs. Reflects recognition of capitalized Cerevel’s transaction expenses related to the Business Combination of $5.1 million as a reduction to equity proceeds. The unaudited pro forma condensed combined balance sheet reflects this adjustment as a reduction of other long-term assets, with a corresponding decrease in additional paid-in capital (see Note 3(f)).

e)

Stock Purchase Agreement and Share Purchase Option. Reflects elimination of the fair value of the remaining Equity Commitment liability of $7.8 million and elimination of the fair value of the Share Purchase Option of $0.9 million. The unaudited pro forma condensed combined balance sheet reflects this adjustment as a reduction of other long-term liabilities, with a corresponding increase in additional paid-in capital (see Note 3(f)).

f)	Impact on equity. The following table represents the impact of the Business Combination and PIPE Financing on the number of shares of Class A ordinary shares and represents the total equity:

(in thousands, except share amounts)

	Common Shares					Additional paid-in capital
	Number of Shares		Par Value
	Class A Stock	Class B Stock	Class A Stock	Class B Stock	Cerevel’s Stock		Accumulated deficit
Pre Business Combination—ARYA shareholders	1,190,971	3,737,500	$—	$—	$—	$8,124	$(3,124)
Pre Business Combination—Perceptive PIPE Investor and ARYA initial shareholders	499,000	—	—	—	—	—	—
Pre Business Combination—Cerevel	—	—	—	—	276,408	86,108	(363,263)
Reclassification of redeemable shares to Class A common shares	13,759,029	—	1	—	—	137,589	—
Less: Redemption of redeemable shares	(245,050)	—	—	—	—	(2,452)	—
Bain Investor	59,961,943	—	6	—	—	74,994	—
Pfizer	27,349,211	—	3	—	—	11,997	—
Perceptive PIPE Investor and ARYA initial shareholders	6,737,500	(3,737,500)	1	—	—	29,999	—
Other PIPE Investors	17,800,000	—	2	—	—	177,998	—
Other Cerevel Stockholders	71,350	—	—	—	—	—	—

Balances after share transactions of New Cerevel	127,123,954	—	13	—	276,408	524,357	(366,387)

ARYA incremental transaction costs	—	—	—	—	—	(5,441)	—
Cerevel incremental transaction costs	—	—	—	—	—	(8,726)	—
Payment of remaining management fees	—	—	—	—	—	—	(2,984)
Capitalized transaction costs of Cerevel	—	—	—	—	—	(5,052)	—
Elimination of historical accumulated deficit of ARYA	—	—	—	—	—	(3,124)	3,124
Elimination of historical stock of Cerevel	—	—	—	—	(276,408)	276,408	—
Elimination of Equity Commitment	—	—	—	—	—	7,770	—
Elimination of Share Purchase Option	—	—	—	—	—	930	—

Post-Business Combination	127,123,954	—	$13	$—	$—	$787,122	$(366,247)

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2020 and Year Ended December 31, 2019

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 are as follows:

g)

Equity awards expenses. Reflects compensation expenses related to equity awards granted to certain employees of Cerevel in connection with the Business Combination of $1.6 million and $2.1 million for nine months ended September 30, 2020 and year ended December 31, 2019, respectively.

h)

Exclusion of management fees. Reflects adjustments made to eliminate historical management fees of Cerevel under the Management Agreement of $0.8 million and $1.0 million for nine months ended September 30, 2020 and year ended December 31, 2019, respectively, which Cerevel will not be incurring post-Business Combination.

i)	Exclusion of ARYA transaction costs. Reflects adjustment made to eliminate ARYA transaction costs related to the Business Combination in amount of the $2.7 million.

j)	Exclusion of costs related to previously planned IPO of Cerevel. Reflects adjustment made to exclude the costs related to previously planned IPO of Cerevel in the amount of $2.5 million.

k)	Exclusion of loss on marketable securities, dividends and interest held in Trust Account. Reflects exclusions of loss on marketable securities, dividends and interest held in trust account.

l)

Stock Purchase Agreement and Share Purchase Option. Reflects (1) elimination of historical loss on the change in fair value measurement of the Equity Commitment of $11.3 million and $51.5 million for nine months ended September 30, 2020 and year ended December 31, 2019, respectively, and (2) elimination of historical loss on the change in fair value measurement of the Share Purchase Option of $0.7 million and gain of $5.1 million for nine months ended September 30, 2020 and year ended December 31, 2019, respectively.

m)

Net loss per share. Represents pro forma net loss per share based on pro forma net loss and 127,123,954 total shares outstanding upon consummation of the Business Combination and PIPE Financing. For each period presented, there is no difference between basic and diluted pro forma net loss per share as the inclusion of all potential shares of common stock of New Cerevel outstanding would have been anti-dilutive.